                                 INVESTORS AGREEMENT


     INVESTORS AGREEMENT (the "Agreement"), dated as of December 23, 1998, between Dobson Communications Corporation, an Oklahoma corporation (together with any successors and assigns, the "Company"), Dobson CC Limited Partnership, an Oklahoma limited partnership (the "Partnership"), and the investors designated as Purchasers on the signature page hereto (individually, a "Purchaser" and collectively, the "Purchasers").

     WHEREAS, each Purchaser has executed a Subscription Agreement, dated as of December 23, 1998, pursuant to which the Purchasers have subscribed for the purchase of an aggregate of 30,000 Units, each Unit consisting of one share of the Company's Class F Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and one common stock purchase warrant (each a "Warrant" and collectively, the "Warrants") for the purchase of shares of the Company's Class A common stock, par value $.001 per share (the "Common Stock") (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

     WHEREAS, the Company has agreed to amend its certificate of incorporation (the "Certificate of Incorporation") and to file a certificate of designation for the Preferred Stock (the "Certificate of Designation") with the office of the Secretary of State of Oklahoma in order to reflect, among other things, the authorization of the Preferred Stock; and

     WHEREAS, the Company, the Partnership and the Purchasers desire to enter into this Agreement to set forth, among other things, certain agreements with respect to the Preferred Stock, Warrants and Warrant Shares, including, without limitation, the terms and conditions on which they may be transferred;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                      ARTICLE I

                             GENERAL PROVISIONS REGARDING
                    PREFERRED STOCK, WARRANTS, AND WARRANT SHARES

     I.1 TERMS OF PREFERRED STOCK; CERTIFICATE OF DESIGNATION. The Certificate of Designation for the Preferred Stock to be filed with the office of the Secretary of State of

Oklahoma shall be in the form, and contain the terms and provisions, as set forth in the form of Certificate of Designation which is attached hereto as Exhibit A.

     I.2 PREFERRED STOCK CERTIFICATE. The Company will issue and deliver a certificate or certificates ("Preferred Stock Certificate") to each Purchaser which shall evidence the number of shares of Preferred Stock purchased by each Purchaser ("Preferred Stock Certificate"). Each Preferred Stock Certificate shall be in registered form only and shall be dated the date of issuance by the Company.

     I.3 WARRANT CERTIFICATE. The Company will issue and deliver to each Purchaser a certificate or certificates (the "Warrant Certificates") evidencing the number of Warrants purchased pursuant to the Subscription Agreement which shall be substantially in the form of the Warrant Certificate attached as Exhibit B hereto). Each Warrant Certificate shall be in registered form only and shall be dated the date of issuance by the Company.

     I.4 RESTRICTIVE LEGENDS. Each Preferred Stock Certificate, each Warrant Certificate and, if applicable, each certificate evidencing Warrant Shares shall bear the following legend, or contain words of similar import:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR UNDER ANY STATE SECURITIES OR 'BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTORS AGREEMENT DATED AS OF DECEMBER 23, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY AND WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST. SUCH AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS TO SELL THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THAT UNDER CERTAIN CIRCUMSTANCES, THE HOLDER HEREOF MAY BE REQUIRED TO SELL THE SECURITIES REPRESENTED BY THIS CERTIFICATE. BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT. THE COMPANY RESERVES THE RIGHT TO REFUSE

     TO TRANSFER THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL THE CONDITIONS TO TRANSFER THE SECURITIES REPRESENTED BY THIS CERTIFICATE SET FORTH IN SUCH AGREEMENT HAVE BEEN FULFILLED."

     I.5 DISTRIBUTION OF LOGIX. The Purchasers have been advised that the Company intends to distribute all of the outstanding capital stock of Logix Communications Enterprises, Inc. ("Logix") to and among certain holders of the Company's outstanding capital stock. The Purchasers acknowledge and agree that holders of the Preferred Stock and unexercised Warrants will not participate in the Company's distribution of the Logix capital stock.

     I.6 PAYMENT OF TAXES. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Preferred Stock, the Warrants and the Warrant Shares hereunder. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Preferred Stock, the Warrants and the Warrant Shares or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     I.7 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                                      ARTICLE II

                                 PARTICIPATION RIGHTS

     II.1   TAG-ALONG RIGHTS.

            II.1.1 Subject to Section 2.1.5, the Partnership agrees that it shall not, directly or indirectly, transfer, in any single transaction or series of related transactions, to one or more persons who are not Affiliated Successors of the
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Partnership (each such person a "Tag-Along Event Purchaser") shares of Common
Stock (a "Tag-Along Event") representing 50% or more of the Partnership's total shares of Common Stock, unless the terms and conditions of such sale to such Tag-Along Event Purchaser shall include an offer to each holder of Warrant Shares ("Tag-Along Stock") other than the Partnership (each, a "Tag-Along Event Offeree") to transfer to such Tag-Along Event Purchaser up to that number of shares of Tag-Along Stock then beneficially owned by each Tag-Along Event Offeree that bears the same proportion to the total number of shares of Tag-Along Stock at that time beneficially owned (without duplication) by each such Tag-Along Event Offeree as the number of the shares of Common Stock being transferred by the Partnership (including shares theretofore transferred if in any applicable series of related transactions) bears to the total number of shares of Common Stock at the time beneficially owned (without duplication) by the Partnership.

     "Affiliated Successor" means any affiliate (as defined in Rule 501(b) of Regulation D adopted under the Securities Act of 1933) of the Partnership that is a transferee or a successor in interest to any or all of the Partnership's Common Stock and also includes partners of the Partnership that are transferees of Common Stock by the Partnership. An Affiliated Successor shall be required to become a party to this Agreement in accordance with Section 4.7 hereof. For purposes of this Agreement, the term "Partnership" shall be deemed to include the Affiliated Successors, as an entirety.

     If, at any time prior to Company's initial offering of its Common Stock registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in which the Company receives gross proceeds of at least $50 million (an "IPO") the Partnership receives a bona fide offer from a Tag-Along Event Purchaser to purchase shares of Common Stock in circumstances in which, after giving effect to such sales would result in a Tag-Along Event, and which offer the Partnership wishes to accept, the Partnership shall then cause the Tag-Along Event Purchaser's offer to be reduced to writing (which writing shall include an offer to purchase shares of Tag-Along Stock from each Tag-Along Event Offeree according to the terms and conditions set forth in this Section 2.1) and the Partnership shall send written notice of the Tag-Along Event Purchaser's offer (the "Tag-Along Notice") to each Tag-Along Event Offeree, which Tag-Along Notice shall specify (i) the name and address of the Tag-Along Event Purchaser (ii) the amount of shares proposed to be transferred and the price, form of consideration and other terms and conditions of such transfer (including, if in a series of related transactions, such information with respect to shares of Common Stock theretofore transferred), (iii) that the Tag-Along Event Purchaser has been informed of the rights provided for in this Section 2.1 and has agreed to purchase shares of Tag-Along

Stock in accordance with the terms hereof, and (iv) the date by which each Tag-Along Event Offeree may exercise its respective rights contained in this
Section 2.1, which date shall not be less than thirty (30) days after the giving of the Tag-Along Notice. The Tag-Along Notice shall be accompanied by a true and correct copy of the Tag-Along Event Purchaser's offer. At any time within thirty (30) days after receipt of the Tag-Along Notice (or within such longer period as may be provided for in the Tag-Along Notice), each Tag-Along Event Offeree may accept the offer included in the Tag-Along Notice for up to such number of shares of Tag-Along Stock as is determined in accordance with this
Section 2.1, by furnishing written notice of such acceptance to the Partnership, and delivering to an escrow agent (which shall be a bank or a law or accounting firm designated by the Company) the certificate or certificates representing the shares of Tag-Along Stock to be sold pursuant to such offer by each Tag-Along Event Offeree, duly endorsed in blank, together with a limited power-of-attorney authorizing the escrow agent, on behalf of the Tag-Along Event Offeree, to sell the shares to be sold pursuant to the terms of such Tag-Along Event Purchaser's offer.

     In the event that the Tag-Along Event Purchaser does not agree to purchase all of the shares of Common Stock proposed to be sold by the Partnership and Tag-Along Stock proposed to be sold by the Tag-Along Event Offerees, then the Partnership and each Tag-Along Event Offeree shall have the right to sell to the Tag-Along Event Purchaser that number of shares of Common Stock and Tag-Along Stock, respectively, as shall be equal to (x) the number of shares of the relevant Common Stock which the Tag-Along Event Purchaser has agreed to purchase times (y) a fraction, the numerator of which is the number of shares of Tag-Along Stock at that time beneficially owned (without duplication) by each such Tag-Along Event Offeree and the denominator of which is the total Common Stock owned by the Partnership plus the total Tag-Along Stock owned by each Purchaser, in the aggregate, as of the date of the Tag-Along Notice.

     If any Tag-Along Event Offeree desires to sell less than the amount of shares of Tag-Along Stock that it is entitled to sell pursuant to this Section 2.1, then the Partnership and the remaining Tag-Along Event Offerees shall have the right to sell to the Tag-Along Event Purchaser an additional amount of shares of Common Stock and Tag-Along Stock, respectively, as shall be equal to
(x) the number of shares of Tag-Along Stock not being sold by any such Tag-Along Event Offeree times (y) a fraction, the numerator of which is the number of shares of the Common Stock or Tag-Along Stock, as the case may be, beneficially owned (without duplication) by the Partnership or remaining Tag-Along Event Offeree and the denominator of which is the aggregate number of shares of the Common Stock and Tag-

Along Stock beneficially owned (without duplication) by the Partnership and all remaining Tag-Along Event Offerees in the aggregate. Such process shall be repeated in series until the Partnership and all of the remaining Tag-Along Event Offerees agree to sell their remaining proportionate number of shares of Tag-Along Stock.

            II.1.2 The purchase from each Tag-Along Event Offeree pursuant to this Section 2.1 shall be on the same terms and conditions, including the price per share received by the Partnership and stated in the Tag-Along Notice provided to each Tag-Along Event Offeree. All Tag-Along Event Offerees shall be required, as a condition of participating in such transaction, to convert all Warrants into Warrant Shares and transfer Common Stock to the Tag-Along Event Purchaser at the closing.

            II.1.3 Simultaneously with the consummation of the sale of the shares of Common Stock of the Partnership and shares of Tag-Along Stock of each Tag-Along Event Offeree to the Tag-Along Event Purchaser pursuant to the Tag-Along Event Purchaser's offer, the Partnership shall notify each Tag-Along Event Offeree and shall cause the Tag-Along Event Purchaser to remit to each Tag-Along Event Offeree the total sales price of the shares of Tag-Along Stock held by each Tag-Along Event Offeree sold pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by each Tag-Along Event Offeree.

            II.1.4 If within thirty (30) days after receipt of the Tag-Along Notice, a Tag-Along Event Offeree has not accepted the offer contained in the Tag-Along Notice, such Tag-Along Event Offeree shall be deemed to have waived any and all rights with respect to the sale described in the Tag-Along Notice and the Partnership shall have sixty (60) days in which to sell not more than the number of shares of Common Stock described in the Tag-Along Notice, on terms not more favorable to the Partnership than were set forth in the Tag-Along Notice; provided, however, that if such purchase is subject to the consent of the Federal Communications Commission or any public service or public utilities commission, the purchase of the Common Stock shall be closed on the first business day after all such consents shall have been obtained by final order.

            II.1.5 After the IPO, the Purchasers' rights to participate in any subsequent sale of Common Stock by the Partnership shall terminate.

     II.2 DRAG ALONG RIGHTS. If at any time the Board of Directors shall approve the sale or exchange (in a business combination or otherwise) by holders of Common Stock in a bona fide arm's-length transaction to a third party pursuant to an agreement (i) in which the same price per share shall be payable in respect of all shares of Common Stock, (ii) which shall have been approved by the Board of Directors as fair to all stockholders, and (iii) which shall have been approved by stockholders holding two-thirds of the total shares of the Company determined as of the date of such approval, then, upon the written request of the Company, each Purchaser shall be obligated to, and shall, if so requested by such third party, (a) exercise all Warrants and sell, transfer and deliver or cause to be sold, transferred and delivered to such third party, all Warrant Shares owned by such Purchaser, and (b) if approval by the Purchasers of the transaction is required, vote his, her or its shares of Common Stock in favor thereof. After the IPO, the Company's rights under this Section 2.2 shall terminate.

                                     ARTICLE III

                                 REGISTRATION RIGHTS

     III.1  SHELF REGISTRATION.

            (i) COMPANY OBLIGATION. The Company shall, on or prior to the 180th day following the date on which the Purchasers first acquired the Preferred Stock and Warrants (such date of acquisition herein referred to as the "Closing Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act, (a "Shelf Registration Statement") relating to the offer and sale of the Preferred Stock, the Warrants and the Warrant Shares by the Purchasers from time to time in accordance with the methods of distribution elected by such Purchasers and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act. (All such Warrants and Preferred Stock owned by the Purchasers on the Closing Date, and all Warrant Shares thereafter acquired by such Purchasers pursuant to the exercise of such Warrants shall be collectively referred to herein as the "Registrable Securities".)

            (ii) EFFECTIVENESS. The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after filing thereof, and, in any case, on or before the 360th day after the Closing Date, and to keep such Shelf Registration Statement continuously effective in order to permit the prospectus (the "Prospectus") contained therein to be usable by Purchasers for a period of three years from the effective date of the Shelf Registration Statement or such shorter period that will terminate when (x) all the Registrable Securities covered by the Shelf Registration Statement have been sold by the initial holders thereof or (y) when all Registrable Securities covered by the Shelf Registration Statement shall become eligible for sale by the initial holders thereof during any three month period pursuant to Rule 144 adopted pursuant to the Securities Act, or any successor provision (in any such case, such period being called the "Shelf Registration Period").

            (iii) PENALTY. If the Shelf Registration Statement is not declared effective by the Commission on or prior to December 31, 2001, the dividend rate on the Preferred Stock held by any Purchaser shall increase by .5% per annum, payable in cash or additional shares of Preferred Stock, in accordance with the Certificates of Designation, until such Registration Statement is declared effective.

     III.2  PIGGYBACK REGISTRATION RIGHTS.

            (i) RIGHT TO PIGGYBACK. If at any time the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) with the Commission under the Securities Act (other than a Registration on Form S-4 or Form S-8, or any successor forms), and the registration form to be used may be used for the Registration of the Warrant Shares (a "Piggyback Registration"), the Company will give written notice (a "Piggyback Notice") to all holders of Warrants and Warrant Shares, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price (if determined at that time), the kind and number of securities proposed to be registered, the distribution arrangements and will, subject to Section 3.2(b)(ii), include in such Piggyback Registration all Warrant Shares with respect to which the Company has received written requests (which requests have not been withdrawn) for inclusion therein within twenty (20) days after the last date such Piggyback Notice was deemed to have been given pursuant to Article IV. If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration, the Company may, at its election, give written notice of such determination to each holder of Warrant Shares that has requested inclusion of Warrant Shares in such Registration Statement and

            (A) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares, and

            (B) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares for the same period as the delay in registering such other securities,

PROVIDED, HOWEVER, no holder of Warrants or Warrant Shares shall be entitled to Piggyback Registration in connection with any IPO which does not include any other selling shareholder; PROVIDED FURTHER, that no holder of Warrants or Warrant Shares shall be entitled to Piggyback Registration on a demand registration initiated by J.W. Childs Equity Partners II, L.P., or any affiliate thereof ("JWC").

            (ii) PRIORITY ON PIGGYBACK REGISTRATIONS. If the managing underwriter or underwriters, if any, advise the Company and the holders of Registrable Securities in writing that in its or their opinion, that the number securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to Section 3.2(i)) exceeds the number that can be sold in such offering without
            (A) creating a substantial risk that the proceeds or price per share the Company will derive from such registration will be reduced, or that the number of shares to be registered is too large a number to be reasonably sold or

            (B) materially and adversely affecting such registration in any other respect, without any reduction in the amount of securities the Company proposes to issue and sell for its own account or in the amount of securities any other security holder proposes to sell for its own account pursuant to a demand registration right, the number of Registrable Securities to be registered for each selling holder shall be reduced FIRSTLY, against the Partnership and the holders of Registrable Securities on a PRO RATA BASIS, and LASTLY, against JWC, based on the amount of securities each of them requested to be included in such registration, to the extent necessary to reduce the number of Registrable Securities to be registered to the number recommended by the managing underwriter or determined by the Company after consultation with its investment banker (notification of which number shall be given by the Company to the holders of Registrable Securities of such determination).

     III.3 REGISTRATION PROCEDURES. Subject to Sections 3.1(i) and 3.1(ii) and Sections 3.2(i) and 3.2(ii), with respect to any registration the Company shall,

            (i) cooperate and assist in any filings required to be made with the NASD and use its reasonable best efforts to cause such Registration Statement to become and (to the extent provided herein) remain effective; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to counsel to the holders of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and their counsel, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement shall reasonably object in writing;

            (ii) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement as may be necessary to keep each such Registration Statement effective during the Shelf Registration Period provided in Section 3.1(ii); cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the Shelf Registration Period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii)  promptly notify the selling holders of Registrable Securities

                   (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                   (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                   (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                   (D) if at any time the representations and warranties of the Company contemplated by subsection (xii) of this
                          Section 3.3 below cease to be true and correct;

                   (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                   (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

            (iv) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of

                   (A)    the Registration Statement, or

                   (B) the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction at the earliest possible time;

            (v) if requested by holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (vi) deliver to each selling holder of Registrable Securities, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such selling holder of

Registrable Securities may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

            (vii) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions in the United States as any selling Holder reasonably requests in writing, use its reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

            (viii) cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends at least two (2) business days prior to any sale of Registrable Securities;

            (ix) upon the occurrence of any event contemplated by Section 3.3(iii)(F) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (x) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or, if not so listed, cause such Registrable Securities to be authorized for trading on the Nasdaq National Market if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities;

            (xi) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for the applicable Registrable Securities;

            (xii) enter into such customary agreements and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration,

                   (A) make such representations and warranties to the holders of such Registrable Securities as are customary;

                   (B) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which opinions of counsel shall be in form, scope and substance reasonably satisfactory to the holders of a majority of the Registrable Securities being sold), addressed to each selling Holder covering the matters customarily covered in opinions requested in similar offerings and such other matters as may be reasonably requested by such holders;
                   (C) use reasonable best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in similar transactions; and

                   (D) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold to evidence compliance with subsection (x) above and with any customary conditions contained therein;

            (xiii) make available for inspection by a representative of holders of a majority of the Registrable Securities copies of extracts of all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary, in the opinion of the holders' counsel, to enable them to fulfill their due diligence responsibilities; and cause the Company's officers and employees to supply all information reasonably requested by any such representative in connection with such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to comply with this paragraph (xiii) unless such person executes confidentiality agreements whereby such person agrees that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons and used only in connection with the proposed registration unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction; and each seller of Registrable Securities agrees that it will, upon learning that disclosure of such records, information or documents is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of any records, information or documents deemed confidential; PROVIDED FURTHER, HOWEVER, notwithstanding any designation of confidentiality by the Company, confidential information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by or on behalf of any such Person, or (ii) becomes available to any such Person on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not to such Person's knowledge bound by a confidentiality agreement with or other obligations of secrecy to the Company or another party with respect to such information; and

            (xiv) promptly after the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities, and make the Company's executive officers and other representatives reasonably available for discussion of such document.

     The Company may require each seller of Registrable Securities for which any registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(iii)(F), such holder shall forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(ix), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of additional or supplemental filings that are incorporated by reference in the Prospectus;

and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Sections 3.1(ii) shall be extended by the number of days during the period from and including the date of the receipt of such notice pursuant to Section 3.3(iii)(F) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectuses contemplated by Section 3.3(ix) or the Advice.

     III.4  INDEMNIFICATION AND CONTRIBUTION.

            (i) INDEMNIFICATION OF PURCHASERS. In the event of the Registration or qualification of any Registrable Securities under the Securities Act or any other applicable securities laws pursuant to the provisions of this
Article III, the Company agrees to indemnify and hold harmless each holder thereby offering such Registrable Securities for sale (an "Indemnified Holder"), and each other person, if any, who controls any such Indemnified Holder within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Holder or controlling person may become subject under the Securities Act or any other applicable federal or state securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable federal or state securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such Registration or qualification, and will reimburse each such Indemnified Holder, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Indemnified Holder, underwriter, broker or dealer or controlling person in connection with investigating o defending any such loss, claim, damage, expense, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission contained in such Registration Statement, such preliminary Prospectus, such final Prospectus or such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Holder or controlling person specifically and expressly for use in the preparation thereof or by the failure of such Indemnified Holder or controlling person to deliver a copy of the Registration Statement, such preliminary Prospectus, such final Prospectus or such amendment or supplement thereto after the Company has furnished such party with a sufficient number of copies of the same and such party failed to deliver or otherwise provide a copy of the final Prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final Prospectus.

            (ii) INDEMNIFICATION OF COMPANY. In the event of the Registration or qualification of any Registrable Securities of the Indemnified Holders under the Securities Act or any other applicable federal or state securities laws for sale pursuant to the provisions hereof, each Indemnified Holder agrees severally, and not jointly, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement therein or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Indemnified Holder specifically and expressly for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action; PROVIDED, HOWEVER, an Indemnified Holder's liability under this Section 5(e)(iii) shall not exceed the net proceeds received by such Indemnified Holder with respect to the sale of any Registrable Securities.

            (iii) INDEMNIFICATION OF UNDERWRITERS. In the case of an underwritten offering of Registrable Securities, the Company and each holder of a Registrable Security included in a Registration Statement shall agree to enter into an underwriting agreement in customary form and substance with such underwriters, and to indemnify such underwriters, their officer and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to indemnification by such holder of the Company.

            (iv) MECHANICS. Promptly after receipt by a person entitled to indemnification under this Section 3.4 (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under this Article III as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Part"), give written notice to each such Indemnifying Party of the commencement of such action or claim, but the omission to so notify each such Indemnifying Party will not relieve any such Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section
3.4 and shall also not relieve any such Indemnifying Party of its obligations under this Section 5(e) except to the extent that any such Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and such Indemnified Party notifies an Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; PROVIDED, HOWEVER, that no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement agreement without the prior written consent of the Indemnified Party unless such Indemnified Party is fully released and discharged from any such liability, and no Indemnified Party shall consent to the entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of each Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless

            (A) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding;

            (B) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of the defense of such action, suit, claim or proceeding; or

            (C) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party.

If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the Indemnified Parties (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying Party. If, in any such case, the Indemnified Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle such action; PROVIDED, HOWEVER, that an Indemnifying Party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

     The provisions of this Section 3.4 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

     III.5  CONTRIBUTION.  If for any reason the indemnification provided for in
Section 3.4(i) or 3.4(ii) is
unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect thereof) in such proportion as its appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no holder of Registrable Securities shall be required to contribute in an amount greater than the difference between the net proceeds received by such holder of Registrable Securities with respect to the sale of any Registrable Securities and all amounts already contributed by such holder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such holder. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     III.6 REGISTRATION EXPENSES. Except as hereinafter provided, all expenses incident to the Company's performance of or compliance with this Article III will be borne by the Company, including, without limitation, all Registration and filing fees under the Securities Act and the Exchange Act, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto), and furnishing copies thereof and of the Prospectus included therein, all out-of-pocket expenses of underwriters customarily paid for by issuers to the extent provided for in any underwriting agreement, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD, the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on Nasdaq and all other costs and expenses incurred by the Company in connection with any

Registration hereunder. In addition, the Company shall pay or reimburse the sellers of Registrable Securities the reasonable fees and expenses of one attorney to such sellers (selected by holders of a majority of the Registrable Securities to be sold) incurred in connection with a registration subject to this Article III (collectively, with the expenses referred to in the immediately preceding sentence, the "Registration Expenses"). Except as provided in the immediately preceding sentence, each holder of Registrable Securities participating in the sale of such Registrable Securities shall bear the costs and expenses of any underwriters' discounts and commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such holder and the fees and expenses of any attorneys, accountants or other representatives retained by the holder.

     III.7 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Securities may participate in any underwritten Registration hereunder unless such holder (i) agrees to sell its Registrable Securities on the basis provided in any customary and reasonable underwriting arrangements approved by the Company, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, indemnities and other documents customarily required under the terms of such underwriting arrangements.

     III.8 HOLDBACK AGREEMENT. Each holder of Registrable Securities whose securities are included in a Registration Statement agrees not to effect any other public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the fifteen (15) days prior to, and during the ninety (90)-day period (or such longer period as requested by the managing underwriter or underwriters in the case of an underwritten public offering) beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the managing underwriter or underwriters in an underwritten public offering.

                                      ARTICLE IV

                                    MISCELLANEOUS

     IV.1 NOTICES. Any notice or demand authorized by this Agreement to be given or made by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement until the Holders are otherwise notified in accordance with this Section by the Company), as follows:

            Dobson Communications Corporation
            13439 N. Broadway Extension, Suite 200
            Oklahoma City, Oklahoma  73114

            with a copy to:

            Theodore M. Elam, Esq.
            McAfee & Taft A Professional Corporation
            Two Leadership Square, 10th Floor
            211 North Robinson
            Oklahoma City, Oklahoma  73102

     Any notice pursuant to this Agreement to be given by the Company to the Holder(s) shall be sufficiently given when received by such Holder(s) at the address appearing in the Subscription Agreement (until the Company is otherwise notified in accordance with this Section by such Holder).

     IV.2 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or any Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     IV.3 GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Oklahoma and for all purposes shall be construed in accordance with the internal laws of said state.

     IV.4 BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Partnership and the Purchasers any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Partnership and the Purchasers.

     IV.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IV.6 AMENDMENT AND WAIVER. Except as provided in (b) below, (a) no provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound; and (b) the Company may from time to time supplement or amend this Agreement without the approval of any holders of Preferred Stock and Warrants only in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of any holder. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

     IV.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Preferred Stock or Warrants. If any transferee of any holder of Preferred Stock or Warrants shall acquire Preferred Stock or Warrants, in any manner, whether by operation of law or otherwise, such Preferred Stock or Warrants shall be held subject to all of the terms of this Agreement, and by taking and holding such Preferred Stock or Warrants such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

     IV.8 COMPANY REPRESENTATION. The Company represents to the Purchasers that neither the creation, offer or sale of the Class F Preferred Stock or the Warrants, nor the execution, delivery and performance of the Company's obligations thereunder or under this Agreement violate or are in contravention of the Company's Certificate of Incorporation (including the Certificates of Designation filed therewith), Bylaws or any debt instrument to which the Company is a party, or any federal law or any law of the State of Oklahoma.

     4.9 COMPANY COVENANT. The Company hereby covenants with the Purchasers that

            (i) The Company will not redeem or repurchase, nor will the Company permit any of its subsidiaries to repurchase, more than 90,000 shares of Class D Preferred Stock or more than 517,000 shares of Class E Preferred Stock, in each case, at a maximum redemption price of $1,132.00 per share, and

            (ii) shares of Class E Preferred Stock will only be issued upon conversion of Class D Preferred Stock or in payment of dividends on Class D Preferred Stock.


     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:                         DOBSON COMMUNICATIONS CORPORATION


                                 By /s/ Everett R. Dobson
                                   -------------------------------
                                  Name: Everett R. Dobson
                                  Title: Chief Executive Officer


THE PARTNERSHIP:                 DOBSON CC LIMITED PARTNERSHIP

                          By     RLD, Inc., its General Partner


                                        By: /s/ Everett R. Dobson
                                           ----------------------------
                                           Name: Everett R. Dobson
                                           Title: President


PURCHASERS:                      BOSTON VENTURES, LIMITED
                                 PARTNERSHIP V

                                 By     Boston Ventures Company V, LLC
                                        -------------------------------
                                        its General Partner


                                        By: /s/ Roy F. Coppedge III
                                           ----------------------------
                                           Name: Roy F. Coppedge III
                                                 ----------------------
                                           Title: Managing Director
                                                  ---------------------

                                 WPW, III CAPITAL LIMITED PARTNERSHIP

                                 By     WPW, III Capital, Inc.
                                        -------------------------------
                                        its General Partner


                                        By: /s/ Ralph A. Beard
                                           ----------------------------
                                           Name: Ralph A. Beard
                                                 ----------------------
                                           Title: Sec/Treas
                                                  ---------------------


                                 WPW, III INVESTMENT LIMITED PARTNERSHIP

                                 By     WPW, III Investment, Inc.
                                        -------------------------------
                                        its General Partner

                                        By: /s/ Ralph A. Beard
                                            ---------------------------
                                           Name: Ralph A. Beard
                                                 ----------------------
                                           Title: Sec/Treas
                                                  ---------------------

                                 JDW, II CAPITAL LIMITED PARTNERSHIP

                                 By     JDW, II Capital, Inc.
                                        -------------------------------
                                        its General Partner


                                        By: /s/ Ralph A. Beard
                                           ----------------------------
                                           Name: Ralph A. Beard
                                                 ----------------------
                                           Title: Sec/Treas
                                                  ---------------------

                                 JDW, II INVESTMENT LIMITED  PARTNERSHIP

                                 By     JDW, II Investment, Inc.
                                        -------------------------------
                                        its General Partner


                                        By: /s/ Ralph A. Beard
                                            ---------------------------
                                           Name: Ralph A. Beard
                                                 ----------------------
                                           Title: Sec/Treas
                                                  ---------------------

                                 RST CAPITAL LIMITED PARTNERSHIP

                                 By     RST Capital, Inc.
                                        -------------------------------
                                        its General Partner


                                        By /s/ Ralph A. Beard
                                        -------------------------------
                                           Name: Ralph A. Beard
                                                 ----------------------
                                           Title: Sec/Treas
                                                  ---------------------



                                 /s/ Albert H. Pharis, Jr.
                                 --------------------------------------
                                 Albert H. Pharis, Jr., Trustee of
                                 the Albert H. Pharis, Jr. Revocable

                                 Trust